UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2018

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300, Building E
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Vectrus, Inc. (the “Company”) appointed Kevin T. Boyle as Senior Vice President, Chief Legal Officer and General Counsel of the Company, effective October 15, 2018. On October 14, 2018, Michele L. Tyler notified the Company of her resignation from her position as Senior Vice President, Chief Legal Officer and Corporate Secretary, effective on that date. Ms. Tyler will remain employed by the Company as a Senior Vice President to assist the Company during a transition period to be agreed upon between Ms. Tyler and the Company.

ITEM 7.01. Regulation FD Disclosure.

On October 17, 2018, the Company issued a press release announcing the appointment of Kevin T. Boyle as Senior Vice President, Chief Legal Officer and General Counsel of the Company, effective October 15, 2018. A copy of the press release is attached hereto as Exhibit 99.1

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit
No.        Description
99.1        Press release of Vectrus, Inc. dated October 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2018	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary